Exhibit 99.1

VICORP Restaurants, Inc. Announces

Fiscal First Quarter 2006 Results

DENVER, CO (March 13, 2006) — VICORP Restaurants, Inc. (“the Company”), today announced financial results for its fiscal 2006 first quarter ended January 26, 2006.  Net revenues for the first quarter of 2006 were $112.3 million compared to net revenues of $115.3 million reported in the first quarter of 2005.  The decrease in revenues principally resulted from seven fewer days in fiscal 2006’s first quarter compared to the same quarter of fiscal 2005 (see discussion below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”), offset by incremental sales at the 14 new restaurants, net of closures, opened since the end of the first quarter of fiscal 2005.  Comparable restaurant sales on a comparative 84 day basis declined 0.1% versus the previous year’s first quarter.  Net income for the first quarter of 2006 was $0.1 million versus the first quarter of 2005 net income of $2.3 million.  Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA” — as calculated in the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR and discussed further below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”) for the first quarter of 2006 was $12.6 million versus $15.2 million  for the first quarter of 2005.  Operating profit in the first quarter of 2006 was $6.6 million versus $10.2 million in the first quarter of 2005.

The decrease in Adjusted EBITDA and operating profit in the first quarter of 2006 versus the comparable quarter of 2005 was principally due to 1) the impact of having seven fewer days in the 2006 first quarter versus that of the 2005 first quarter, and 2) lower contribution margins in the company-owned restaurants and in VICOM third-party sales in the first quarter of 2006 versus the comparable quarter of 2005.  The impact of the seven fewer operating days on operating profit in the 2006 first quarter relative to the 2005 first quarter was approximately $1.3 million.  Operating margin declined by 3.0 pts to 5.9% in the first quarter of 2006.  Restaurant operating margin declined 3.0 pts in the first quarter of 2006 versus the previous year’s first quarter due to higher percentage other operating expenses, as well as somewhat higher percentage labor costs.  The increase in other operating expenses on a percentage basis was primarily due to higher occupancy and depreciation costs, increases in utility costs, higher marketing expenditures and higher pre-opening costs from the increase in new restaurant openings.  The higher percentage occupancy and depreciation costs were due to the negative leverage stemming from the slightly negative same store sales and to the higher percentage costs associated with the large number of newly opened restaurants.  Restaurant labor cost increased by .8 pt to 31.6% of total restaurant sales in the first quarter of 2006, reflecting higher average hourly wage in the Bakers Square business unit and lower efficiency in the Village Inn business unit, due to inefficiency at the newly opened restaurants.  Within VICOM, softness in third-party and restaurant pie sales during the fiscal 2006 holiday season negatively affected third-party sales margins, due to greater overhead allocations on a percentage-of-sales basis.

Debra Koenig, CEO, commented, “While we are disappointed with the results of the quarter from a contribution perspective, we are nonetheless pleased with the comparable sales of the three business units.  Comparable restaurant sales at Village Inn increased 0.2% in the first quarter of 2006 versus the same quarter of 2005, reversing the slight decline shown in the fourth quarter of 2005.  Same store sales at the Bakers Square business unit declined by 0.3%; however, this performance was significantly improved over the fourth quarter of 2005, and represents the third successive quarter of improving same store sales.  This quarter was again very significant to VICORP in terms of our development program.  During the first quarter, we opened six new restaurants, acquired four restaurants from a franchisee and closed two under-performing locations whose leases had expired.  We plan to open or acquire a total of 33 to 37 new restaurants throughout fiscal 2006, predominantly under the Village Inn brand.”

Factors Affecting Comparability and Non-GAAP Financial Information

Our fiscal year is comprised of 52 or 53 weeks divided into four fiscal quarters of 12 or 13, 12, 12, and 16 weeks.  Our first quarter of fiscal 2006 was comprised of 12 weeks, or 84 days.  Our first quarter of fiscal 2005 was comprised of 13 weeks, or 91 days.

We believe that, in addition to other financial measures, earnings before interest, taxes, depreciation and amortization, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies. Refer to the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR for a reconciliation of these non-GAAP financial performance measures to the GAAP measures and other information.

Conference Call Information

VICORP will conduct a conference call on Monday, March 13, 2006, at 1:00 p.m. Eastern Time.  The conference call can be accessed by dialing 1-800-946-0742, Conference ID 5423118.  A recording of the conference call will be available after 3:00 pm, Eastern Time, by dialing 1-888-203-1112, Conference ID 5423118.

About VICORP Restaurants, Inc.

VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. VICORP, founded in 1958, has 391 restaurants in 25 states, consisting of 295 company-operated restaurants and 96 franchised restaurants.  Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner.  Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients.  Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement.  See the “Risk Factors” section of our Annual Report on Form 10-K for the year ended November 3, 2005, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect the Company and its operations.  Such factors include the following:  competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions.  In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods.  Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:	Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct: (303) 672-2266
Email: tony.carroll@vicorpinc.com

VI Acquisition Corp.

Consolidated Statements of Operations

(Unaudited)

(In thousands)

	84 Days Ended	91 Days Ended
	January 26,	January 27,
	2006	2005

Revenues:
Restaurant operations	$104,126	$104,523
Franchise operations	1,166	1,229
Manufacturing operations	7,012	9,583
	112,304	115,335
Costs and expenses:
Restaurant costs:
Food	28,317	28,543
Labor	32,941	32,240
Other operating expenses	30,127	27,766
Franchise operating expenses	483	511
Manufacturing operating expenses	7,513	9,251
General and administrative expenses	5,821	6,607
Transaction expenses	—	15
Assets impairments	308	—
Management fees	196	196
Operating profit	6,598	10,206
Interest expense	(6,939)	(6,978)
Other income, net	171	88
Income (loss) before income taxes	(170)	3,316
Provision for income taxes (benefits)	(235)	1,047
Net income	65	2,269
Preferred stock dividends and accretion	(2,185)	(2,047)
Net income (loss) attributable to common stockholders	$(2,120)	$222

The following consolidated statements of adjusted EBITDA and adjusted EBITDAR  show “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” because we believe that, in addition to other financial measures, they are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies.

VI Acquisition Corp.

Consolidated Statements of Adjusted EBITDA/EBITDAR

First Quarter

(Unaudited)

(In thousands)

	84 Days Ended	91 Days Ended
	January 26,	January 27,
	2006	2005

Net income	$65	$2,269
Provision for income taxes	(235)	1,047
Interest expense	6,939	6,978
Depreciation & amortization	5,143	4,480
EBITDA	11,912	14,774
Adjustments to EBITDA:
Asset retirement expense	10	28
Transaction expense	—	15
Impairment expense	308	—
Amortization of rent related adjustments (a)	350	386
Total Adjustments	668	429
ADJUSTED EBITDA	$12,580	$15,203
Net rent expense	5,090	4,974
ADJUSTED EBITDAR	$17,670	$20,177

(a) Includes amortization of the fair market rent adjustments which we were required to recognize under purchase accounting at the time of the June 2003 acquisition.

VI Acquisition Corp.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	January 26, 2006	November 3, 2005

Assets
Current assets:
Cash and cash equivalents	$1,851	$2,099
Receivables, net	6,574	15,756
Inventories	10,698	12,425
Deferred income taxes, short-term	1,837	1,431
Prepaid expenses and other current assets	2,133	3,175
Prepaid rent	171	2,172
Income tax receivable	3,966	733
Total current assets	27,230	37,791
Property and equipment, net	87,980	86,459
Assets from deemed landlord financing	130,139	126,146
Goodwill	91,881	91,881
Trademarks and tradenames	42,600	42,600
Franchise rights, net	10,605	10,765
Deferred income taxes	—	3,010
Other assets, net	12,916	13,613
Total assets	$403,351	$412,265
Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt and capitalized lease obligations	$46	$63
Cash overdraft	—	6,341
Accounts payable	12,240	13,291
Accrued compensation	7,804	8,066
Accrued taxes	8,822	7,746
Other accrued expenses	14,333	12,992
Total current liabilities	43,245	48,499
Long-term debt	140,388	147,013
Capitalized lease obligations	184	185
Deemed landlord financing liability	134,640	132,038
Deferred income taxes	313	—
Other noncurrent liabilities	12,327	11,596
Total liabilities	331,097	339,331
Stock subject to repurchase	1,055	1,063

Stockholders’ equity:
Preferred stock, $0.0001 par value:
Series A, 100,000 shares authorized, 68,942 shares issued and outstanding at January 26, 2006 and 68,944 shares issued and outstanding at November 3, 2005 (aggregate liquidation preference of $90,297 and $88,178, respectively)	90,891	89,287
Unclassified preferred stock, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock $0.0001 par value:
Class A, 2,800,000 shares authorized, 1,386,552 shares issued and outstanding at January 26, 2006 and 1,395,255 shares issued and outstanding at November 3, 2005	—	—
Paid-in capital	2,362	2,465
Treasury stock, at cost 1,371.11 shares of preferred stock and 132,695 shares of common stock at January 26, 2006 and 923.87 shares of preferred stock and 80,603 shares of common stock at November 3, 2005	(1,057)	(1,004)
Accumulated deficit	(20,997)	(18,877)
Total stockholders’ equity	71,199	71,871
Total liabilities and stockholders’ equity	$403,351	$412,265